EXHIBIT 10.6

Our Ref	:	APP/Vitaxel/0315/0013

Date	:	24th March 2015

PRIVATE &

CONFIDENTIAL

Mr Lee Wei Boon

35, Lorong Kelisa Emas 4

Taman Kelisa Emas

13700 Seberang Jaya

Pulau Pinang

Dear Mr Lee,

LETTER OF APPOINTMENT:	FINANCE MANAGER

We are pleased to offer you the above mentioned position with the Company under the following terms and conditions of employment:-

1.	Position	:	Finance Manager

2.	Commencing Salary	:	RM8,000.00 PER MONTH

3.	Commencement Date	:	5th May 2015

Mondays to Fridays: 8:30am to 5:30pm (subject to change)

However, you are expected to and agree to work beyond the said working hours or at odd hours and even on Saturdays to ensure projects are completed on time.

4.	Medical Benefits
You are entitled to free medical benefits from our appointed Company doctors or any recognized Registered Medical Practitioner for normal sickness and not for any specialist treatment or hospitalization.

5.	Probationary Period
The probationary period of the Company shall be six (6) months and the Company reserves the right to extend the probationary period at its sole discretion. During or at the end of the period of probation or any extension thereof, employment may be terminated at any time by either party giving to the other party one (1) month notice without assigning any reasons whatsoever. Confirmation shall depend upon satisfactory review of your performance, conduct and aptitude during the probation period.

Our Ref	:	APP/Vitaxel/0315/0013
Page	:	2

6.	Termination of Service After Confirmation
Each party to this agreement may at any time give to the opposite party a written notice of intention of termination.

The length of such notice, which is the same for each party, shall be as follows:-
(i)	Three-Month Notice or three (3) month salary in lieu of notice

7.	Confidentiality
It is understood and accepted that you will at no circumstances divulge or make public, in any way, any of the company’s confidential matters. This clause shall continue to apply after the termination of your service.

8.	Duties and Job Functions
You will be required to carry out such duties and job functions as may be instructed from time to time by the Company and you are subject to transfer from one associate or subsidiary company to another at the sole discretion of the Company

9.	Other Terms and Conditions
(i)	You are liable as and when required, to be transferred from your original work office/site to other branches of the Company in Malaysia.
(ii)	You are required at all times faithfully and diligently perform such duties and accept such responsibilities as may from time to time assigned to you by the management of the Company and at all times endeavor to your utmost ability to promote and advance the interest of the Company.
(iii)	You are required to obey and comply with all instructions and directions given to you by your superior and faithfully observe all the rules, regulations, procedures, practices, systems and policies of the Company, whether expressly or implied, for the time being in force by the Company in all respects.
(iv)	You agree that your salary will be made by cheque / bank.
(v)	You will be required to observe and adhere to the other terms and conditions of employment as prescribed in the HWGB Employee Handbook that these terms and conditions may be varied from time to time by the Management.
(vi)	Your retirement age is 60 and this is in compliance with Section 4 of the Minimum Retirement Age Act 2012 (Act 753). Any extension of employment after the retiring age is at the sole discretion of the Company.

10.	General
It is an expressed condition of your employment with the Company that you engage yourself exclusively in the Company’s business and do not undertake any other terms of employment or business activities which in anyway may conflict with the Company’s business or interest.

Our Ref	:	APP/Vitaxel/0315/0013
Page	:	3

If the above terms and conditions are acceptable to you, kindly confirm your acceptance of the employment by signing and returning the duplicate copy of this letter where indicated together with;

(a)	One (1) copy of your recent passport sized photograph
(b)	Copies of your certificate/diplomas
(c)	Copies of testimonies (if any), and
(d)	A photocopy of your identity card

We would like to take this opportunity to welcome you as a member of the Company and trust that you will treat this engagement as a chance to grow with the Company.

Yours faithfully,

VITAXEL SDN BHD

/s/ Datuk William Teo

DATUK WILLIAM TEO

Group Chairman

I hereby accept the offer of employment upon the terms and conditions as stated above.

Signature	:	/s/ Lee Wei Boon	NRIC No.	:

Name	:	Lee Wei Boon	E.P.F. No	:

Socso No.	:		Income Tax	: